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


                                  EXHIBIT 21.01

                       ADVANCED TECHNOLOGY MATERIALS, INC.

                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary                         State of Incorporation
----------                         ----------------------
ATMI EcoSys Corporation            California

Epitronics Corporation             Delaware
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